Exhibit 99.1

January 26, 2023	For More Information Contact:
For Immediate Release	Jay McConie, EVP and CFO
(516) 671-4900, Ext. 7404

THE FIRST OF LONG ISLAND CORPORATION REPORTS

RECORD EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2022

Melville,  New York, January 26, 2023 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported net income and earnings per share for the quarter and year ended December 31, 2022.  In the highlights that follow, all comparisons are to the prior year or quarter unless otherwise indicated.

2022 HIGHLIGHTS

•	Net Income and EPS were $46.9 million and $2.04, respectively, versus $43.1 million and $1.81
•	ROA and ROE were 1.11% and 12.13%, respectively, compared to 1.04% and 10.34%
•	Net interest margin was 2.89% versus 2.74%

FOURTH QUARTER HIGHLIGHTS

•	Net Income and EPS were $9.9 million and $.44, respectively, versus $9.0 million and $.38
•	ROA and ROE were .92% and 10.74%, respectively, compared to .88% and 8.50%
•	Net interest margin was 2.74% versus 2.86%
•	Repurchased 217,392 shares at a cost of $4.0 million

Analysis of 2022 Earnings

Net income for 2022 was $46.9 million, an increase of $3.8 million, or 8.9%, as compared to 2021.  The increase is primarily due to growth in net interest income of $8.9 million, or 8.3%, and a decrease in noninterest expense of $1.1 million.  These items were partially offset by increases in the provision for credit losses of $4.9 million and income tax expense of $1.1 million.

The increase in net interest income reflects growth in interest income on loans of $10.1 million due to higher average loans outstanding of $300.5 million in 2022 offset by $2.3 million of growth in interest expense on total interest-bearing liabilities resulting from increases in short-term rates.  Also contributing to the increase was a favorable shift in the mix of funding as an increase in average checking deposits of $96.1 million, or 7.2%, outpaced the growth in average interest-bearing liabilities of $23.0 million, or 1.0%, resulting in average checking deposits comprising a larger portion of total funding.    Net interest margin for 2022 was 2.89% versus 2.74% for 2021.

In 2022, we originated $656 million in mortgage loans at a weighted average rate of approximately 3.69% which includes $452 million and $204 million of commercial and residential mortgages at weighted average rates of 3.66% and 3.74%, respectively.  The Bank’s commercial and industrial loan portfolio grew $18.1 million, or 20%, to $108 million in 2022 and has a current weighted average rate of 6.34%.

The provision for credit losses increased $4.9 million when comparing the full year periods from a credit of $2.6 million in 2021 to a charge of $2.3 million in 2022.  The provision for the current year was mainly due to an increase in outstanding loans, economic conditions, and low net charge-offs, partially offset by lower historical loss rates.

Total noninterest income remained flat from the prior year although several line items had ups and downs.  Bank-owned life insurance (“BOLI”) and merchant card services revenues increased by $619,000 and $410,000, respectively.  The Bank received a final transition payment of $477,000 for the conversion of the Bank’s retail broker and advisory accounts.  Service charges on deposit accounts increased $232,000.  These increases were offset by a decrease in investment services income of $693,000 as the shift to an outside service provider resulted in a revenue sharing agreement and less assets under management.  Also, there were no net gains on sales of securities in 2022 down from $1.1 million in 2021.

       The decrease in noninterest expense of $1.1 million reflects the reduction in debt extinguishment costs from 2021.  The Bank did have increases in noninterest expense during 2022.  Salaries and benefits expense increased $1.3 million due to the hiring of seasoned banking professionals, competitive mid-year salary increases in 2022 and higher stock-based compensation expense.  The Bank had a net loss of $553,000 on the disposition of premises and fixed assets relating to the Bank’s former buildings in Glen Head and costs relating to the branding initiative in the Bank’s branches of $531,000.  Other items contributing to increases in noninterest expense include the cost of new branch locations on the east end of Long Island, two branch relocations, new corporate office space in Melville, N.Y., higher marketing expense and increases in other costs of operating the business.  All increases in expenses were offset by branch optimization and back-office consolidation initiatives.

Income tax expense increased $1.1 million and the effective tax rate increased from 19.2% to 19.4% when comparing the full year periods.  The increase in the effective tax rate is mainly due to a decrease in the percentage of pre-tax income derived from tax-exempt sources.  The increase in income tax expense is due to higher pre-tax earnings in the current year as compared to the prior year and the higher effective tax rate.

Analysis of Earnings – Fourth Quarter 2022 Versus Fourth Quarter 2021

Net income for the fourth quarter of 2022 of $9.9 million increased $892,000, or 9.9%, from $9.0 million earned in the same quarter of last year.  The fourth quarter of 2022 included expenses discussed above related to the net loss on the Glen Head buildings, costs relating to the branding initiatives and branch relocation expenses.  The fourth quarter of 2021 included branch optimization charges and debt extinguishment costs of $2.0 million and $1.0 million, respectively.

The increase in net interest income reflects growth in interest income on loans of $3.3 million due to higher outstanding balances, partially offset by higher interest expense due to an increase in borrowings to fund balance sheet growth and higher deposit costs.  The cost of interest-bearing liabilities increased from .60% for the 2021 quarter to 1.23% in the current quarter.  The decrease in the provision for credit losses was primarily due to lower loan originations in the 2022 quarter and an improvement in historical loss rates, partially offset by higher charges in 2022 for economic conditions.  Salaries and benefits expense and income tax expense increased for substantially the same reasons discussed above with respect to the full year periods.

During the fourth quarter of 2022, we originated $63 million of loans at a weighted average rate of approximately 5.44% which includes $23 million of commercial mortgages at a weighted average rate of 5.80% and $31 million of residential mortgages at a weighted average rate of 5.08%.

Analysis of Earnings – Fourth Quarter Versus Third Quarter 2022

Net income for the fourth quarter of 2022 declined $2.6 million, or 20.5%, as compared to the third quarter.  The decrease was mainly due to an increase in interest expense of $3.1 million, or 68.4%, primarily due to higher borrowing costs and a shift in the mix of funding from average checking deposits which declined $70.7 million into interest-bearing liabilities which increased $41.4 million.  Also contributing to the decline in net income were the aforementioned loss on the disposition of premises and fixed assets, branding and branch relocation costs.  Partially offsetting the downward impact on net income of these items were declines in the provision for loan losses of $1.0 million due to lower historical loss rates and lower net charge-offs and income tax expense due to lower pre-tax income.

Asset Quality

The Bank’s allowance for credit losses to total loans (reserve coverage ratio) was .95% at December 31, 2022 as compared to .94% at September 30, 2022 and .96% at December 31, 2021.  The increase in the reserve coverage ratio during the fourth quarter was mainly due to current and forecasted economic conditions.    Nonaccrual and modified loans and loans past due 30 through 89 days remain at low levels.

Capital

The Corporation’s capital position remains strong with a Leverage Ratio of approximately 9.83% on December 31, 2022.  We repurchased 217,392 shares of common stock during the fourth quarter of 2022 at a cost of $4.0 million and 915,868 shares during the year at a cost of $17.9 million.  The Bank has approval to repurchase an additional $15 million.

The Corporation’s ROE was 10.74% and 12.13% for the fourth quarter and full year of 2022, respectively, an increase when compared to 8.50% and 10.34%, respectively, for the same periods in 2021.  The increases in ROE were due to higher net income for both periods as well as an increase in accumulated other comprehensive loss due to a significant increase in the net unrealized loss in the available-for-sale securities portfolio resulting from higher market interest rates which reduced stockholders’ equity.  The unrealized loss also accounted for a $2.50 reduction in the Corporation’s book value per share of $16.24 at December 31, 2022.  Based on the Corporation’s market value per share at December 31, 2022 of $18.00, the dividend yield is 4.7%.

Key Initiatives and Challenges We Face

We continue focusing on the Corporation’s strategic initiatives to expand primarily our commercial banking relationships and business, improve technology with software and hardware upgrades, enhance digital product offerings and optimize our branch network across a larger geography.  By developing our branding efforts, including increasing our website and social media presence, we enhance name recognition including the promotion of FirstInvestments.  Recruitment of experienced banking professionals support these initiatives.  We also continue to track regulatory developments relative to cybersecurity, environmental, social and governance practices and expectations, and we are cognizant of our corporate responsibilities.

The current economic environment, characterized by a high rate of inflation, rapidly rising interest rates and an inverted yield curve presents significant financial challenges for the Corporation. While the yield on interest-earning assets grew faster during 2022 than the cost of interest-bearing liabilities, current funding costs are rising significantly faster than asset yields as depositors increasingly seek higher returns due to rising market interest rates.    During the fourth quarter of 2022 increases in interest expense substantially outpaced the growth in interest income due to the Corporation’s liability sensitive balance sheet.  Our net interest margin decreased to 2.74% for the last three months of 2022, 23 basis points lower than the prior two quarters.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe” or “anticipate”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demand for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” section of the Corporation’s filings with the Securities and Exchange Commission (“SEC”).  The forward-looking statements are made as of the date of this press release, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s annual report on Form 10-K for the year ended December 31, 2022.  The Form 10-K will be available through the Bank’s website at www.fnbli.com on or about March 10, 2023, when it is electronically filed with the SEC. Our SEC filings are also available on the SEC’s website at www.sec.gov.

   CONSOLIDATED BALANCE SHEETS

(Unaudited)

	12/31/22	12/31/21
	(dollars in thousands)
Assets:
Cash and cash equivalents	$74,178	$43,675
Investment securities available-for-sale, at fair value	673,413	734,318

Loans:
Commercial and industrial	108,493	90,386
SBA Paycheck Protection Program	—	30,534
Secured by real estate:
Commercial mortgages	1,916,493	1,736,612
Residential mortgages	1,240,144	1,202,374
Home equity lines	45,213	44,139
Consumer and other	1,390	991
	3,311,733	3,105,036
Allowance for credit losses	(31,432)	(29,831)
	3,280,301	3,075,205

Restricted stock, at cost	26,363	21,524
Bank premises and equipment, net	31,660	37,523
Right-of-use asset - operating leases	23,952	8,438
Bank-owned life insurance	110,848	107,831
Pension plan assets, net	11,049	19,097
Deferred income tax benefit	31,124	3,987
Other assets	18,623	17,191
	$4,281,511	$4,068,789
Liabilities:
Deposits:
Checking	$1,324,141	$1,400,998
Savings, NOW and money market	1,661,512	1,685,410
Time	478,981	228,837
	3,464,634	3,315,245

Short-term borrowings	—	125,000
Long-term debt	411,000	186,322
Operating lease liability	25,896	11,259
Accrued expenses and other liabilities	15,445	17,151
	3,916,975	3,654,977
Stockholders' Equity:
Common stock, par value $.10 per share:
Authorized, 80,000,000 shares;
Issued and outstanding, 22,443,380 and 23,240,596 shares	2,244	2,324
Surplus	78,462	93,480
Retained earnings	348,597	320,321
	429,303	416,125
Accumulated other comprehensive loss, net of tax	(64,767)	(2,313)
	364,536	413,812
	$4,281,511	$4,068,789

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
	(dollars in thousands)
Interest and dividend income:
Loans	$116,352	$106,266	$30,171	$26,835
Investment securities:
Taxable	9,795	8,162	3,239	1,893
Nontaxable	8,063	8,531	2,050	1,996
	134,210	122,959	35,460	30,724
Interest expense:
Savings, NOW and money market deposits	7,180	4,414	3,917	963
Time deposits	5,296	5,712	1,822	894
Short-term borrowings	1,207	1,427	432	365
Long-term debt	4,814	4,599	1,534	1,131
	18,497	16,152	7,705	3,353
Net interest income	115,713	106,807	27,755	27,371
Provision (credit) for credit losses	2,331	(2,573)	83	485
Net interest income after provision (credit) for credit losses	113,382	109,380	27,672	26,886

Noninterest income:
Bank-owned life insurance	3,017	2,398	764	629
Service charges on deposit accounts	3,157	2,925	811	755
Net gains on sales of securities	—	1,104	—	498
Other	6,242	6,147	1,346	1,478
	12,416	12,574	2,921	3,360
Noninterest expense:
Salaries and employee benefits	41,096	39,753	10,832	10,090
Occupancy and equipment	13,407	15,338	3,705	4,892
Loss on disposition of premises and fixed assets	553	—	553	—
Debt extinguishment	—	1,021	—	1,021
Other	12,523	12,535	3,277	3,625
	67,579	68,647	18,367	19,628
Income before income taxes	58,219	53,307	12,226	10,618
Income tax expense	11,287	10,218	2,322	1,606
Net income	$46,932	$43,089	$9,904	$9,012

Share and Per Share Data:
Weighted Average Common Shares	22,868,658	23,655,635	22,558,414	23,462,923
Dilutive stock options and restricted stock units	99,895	107,348	129,803	137,194
	22,968,553	23,762,983	22,688,217	23,600,117

Basic EPS	$2.05	$1.82	$.44	$.38
Diluted EPS	2.04	1.81	.44	.38
Cash Dividends Declared per share	.82	.78	.21	.20

FINANCIAL RATIOS

(Unaudited)

ROA	1.11%	1.04%	.92%	.88%
ROE	12.13%	10.34%	10.74%	8.50%
Net Interest Margin	2.89%	2.74%	2.74%	2.86%
Dividend Payout Ratio	40.20%	43.09%	47.73%	52.63%
Efficiency Ratio	51.87%	56.43%	58.83%	62.78%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS

(Unaudited)

	12/31/22	12/31/21
	(dollars in thousands)

Loans including modifications to borrowers experiencing financial difficulty:
Modified and performing according to their modified terms	$480	$554
Past due 30 through 89 days	750	460
Past due 90 days or more and still accruing	—	—
Nonaccrual	—	1,235
	1,230	2,249
Other real estate owned	—	—
	$1,230	$2,249

Allowance for loan losses	$31,432	$29,831
Allowance for loan losses as a percentage of total loans	.95%	.96%
Allowance for loan losses as a multiple of nonaccrual loans	—	24.2	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Twelve Months Ended December 31,
	2022			2021
(dollars in thousands)	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:
Interest-earning bank balances	$35,733	$674	1.89%	$200,063	$261.13%
Investment securities:
Taxable (1)	442,758	9,121	2.06	455,532	7,901	1.73
Nontaxable (1) (2)	318,836	10,206	3.20	345,688	10,799	3.12
Loans (1) (2)	3,276,589	116,357	3.55	2,976,061	106,271	3.57
Total interest-earning assets	4,073,916	136,358	3.35	3,977,344	125,232	3.15
Allowance for credit losses	(30,604)			(31,300)
Net interest-earning assets	4,043,312			3,946,044
Cash and due from banks	33,471			33,808
Premises and equipment, net	37,376			38,700
Other assets	132,893			133,025
	$4,247,052			$4,151,577

Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,728,897	7,180.42		$1,782,789	4,414.25
Time deposits	368,922	5,296	1.44	300,374	5,712	1.90
Total interest-bearing deposits	2,097,819	12,476.59		2,083,163	10,126.49
Short-term borrowings	57,119	1,207	2.11	54,416	1,427	2.62
Long-term debt	232,465	4,814	2.07	226,775	4,599	2.03
Total interest-bearing liabilities	2,387,403	18,497.77		2,364,354	16,152.68
Checking deposits	1,438,890			1,342,813
Other liabilities	33,920			27,525
	3,860,213			3,734,692
Stockholders' equity	386,839			416,885
	$4,247,052			$4,151,577
Net interest income (2)		$117,861			$109,080
Net interest spread (2)			2.58%			2.47%
Net interest margin (2)			2.89%			2.74%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities include unrealized gains and losses on AFS securities in the 2021 period and exclude such amounts in the 2022 period. Unrealized gains and losses were immaterial in 2021.

(2)  Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

(Unaudited)

	Three Months Ended December 31,
	2022			2021
(dollars in thousands)	Average Balance	Interest/ Dividends	Average Rate	Average Balance	Interest/ Dividends	Average Rate
Assets:
Interest-earning bank balances	$36,804	$360	3.88%	$148,320	$57.15%
Investment securities:
Taxable (1)	455,468	2,879	2.53	453,420	1,836	1.62
Nontaxable (1) (2)	321,903	2,595	3.22	329,171	2,527	3.07
Loans (1) (2)	3,321,303	30,172	3.63	2,971,545	26,836	3.61
Total interest-earning assets	4,135,478	36,006	3.48	3,902,456	31,256	3.20
Allowance for credit losses	(31,412)			(29,507)
Net interest-earning assets	4,104,066			3,872,949
Cash and due from banks	31,778			33,160
Premises and equipment, net	35,620			39,703
Other assets	111,466			134,500
	$4,282,930			$4,080,312

Liabilities and Stockholders' Equity:
Savings, NOW & money market deposits	$1,734,863	3,917.90		$1,706,945	963.22
Time deposits	438,058	1,822	1.65	229,024	894	1.55
Total interest-bearing deposits	2,172,921	5,739	1.05	1,935,969	1,857.38
Short-term borrowings	40,152	432	4.27	51,978	365	2.78
Long-term debt	263,849	1,534	2.31	222,005	1,131	2.02
Total interest-bearing liabilities	2,476,922	7,705	1.23	2,209,952	3,353.60
Checking deposits	1,400,095			1,423,068
Other liabilities	40,132			26,531
	3,917,149			3,659,551
Stockholders' equity	365,781			420,761
	$4,282,930			$4,080,312
Net interest income (2)		$28,301			$27,903
Net interest spread (2)			2.25%			2.60%
Net interest margin (2)			2.74%			2.86%

(1) The average balances of loans include nonaccrual loans. The average balances of investment securities include unrealized gains and losses on AFS securities in the 2021 period and exclude such amounts in the 2022 period. Unrealized gains and losses were immaterial in 2021.

(2)  Tax-equivalent basis. Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to federal income taxes yielding the same after-tax income. The tax-equivalent amount of $1.00 of nontaxable income was $1.27 for each period presented using the statutory federal income tax rate of 21%.